EXHIBIT 10.1





                           LEASE

                      by and between

              NDNE 9/90 Corporate Center LLC
                        or assignee

                      as Landlord and

             AQUILA BIOPHARMACEUTICALS, INC.,

                         as Tenant





              Dated as of September 19, 1997
             with an effective date as of the
                   "Escrow Release Date"
          (as said term is defined in the Lease)





                     TABLE OF CONTENTS


SECTION 1 - Reference Data
1
     Section 1.1    Reference Information .................
     Section 1.2    Exhibits ..............................

SECTION 2 - Premises and Term                                7
     Section 2.1    Premises ..............................
     Section 2.2    Term ..................................
     Section 2.3    Appurtenant Rights and Reservations....

SECTION 3 - Commencement Date; Improvements                  8
     Section 3.1    Commencement Date .....................
     Section 3.2    Construction of Building ..............
     Section 3.3    Tenant Improvements; Tenant Plans......
                    and Specifications.....................
     Section 3.4    Tenant Work ...........................
     Section 3.5    General Provisions Applicable to.......
                     Tenant Work and Landlord Work.........
     Section 3.6    Performance of Tenant's Work...........
     Section 3.7    Delays.................................
     Section 3.8    General Provisions Applicable to ......
                     Construction..........................
     Section 3.9    Construction Representations...........
     Section 3.10   Changes in Building or Lot.............

SECTION 4 - Rent                                            16
     Section 4.1    The Annual Rent .......................

SECTION 5 - Operating Cost Escalation                       16
     Section 5.1    Operating Cost Escalation .............
     Section 5.2    Estimated Operating Cost...............
                    Escalation Payments ...................

SECTION 6 - Real Estate Tax Escalation                      18
     Section 6.1    Real Estate Tax Escalation ............
     Section 6.2    Estimated Real Estate Tax Escalation...
                    Payments ..............................
     Section 6.3    Assessment of Property ................

SECTION 7 - Insurance
19
     Section 7.1    Tenant's Insurance ....................
     Section 7.2    Requirements Applicable to Insurance...
                     Policies........................... ..
     Section 7.3    Waiver of Subrogation .................

SECTION 8 - Landlord's Covenants
21
     Section 8.1    Quiet Enjoyment .......................
     Section 8.2    Maintenance and Repair ................
     Section 8.3    Electricity, Water and Gas..............
     Section 8.4    HVAC. ..................................
     Section 8.5    Cleaning ...............................
     Section 8.6    Interruptions ..........................
     Section 8.7    Representations.........................
     Section 8.8    Estoppel Certificates..................

SECTION 9 - Tenant's Covenants
24
     Section 9.1    Use ...................................
     Section 9.2    Repair and Maintenance  ...............
     Section 9.3    Compliance with Law and Insurance......
                    Requirements ..........................
     Section 9.4    Tenant's Alterations...................
     Section 9.5    Indemnity .............................
     Section 9.6    Landlord's Right to Enter .............
     Section 9.7    Personal Property at Tenant's Risk ....
     Section 9.8    Yield Up ..............................
     Section 9.9    Estoppel Certificate ..................
     Section 9.10   Landlord's Expenses Re Consents .......
     Section 9.11   Rules and Regulations .................
     Section 9.12   Holding Over ..........................
     Section 9.13   Assignment and Subletting .............
     Section 9.14   Overloading and Nuisance ..............

SECTION 10 - Casualty or Taking
29
     Section 10.1   Termination ...........................
     Section 10.2   Restoration ...........................
     Section 10.3   Award .................................

SECTION 11 - Default
30
     Section 11.1   Events of Default .....................
     Section 11.2   Remedies ..............................
     Section 11.3   Remedies Cumulative ...................
     Section 11.4   Landlord's Right to Cure Defaults .....
     Section 11.5   Effect of Waivers of Default ..........
     Section 11.6   No Accord and Satisfaction ............
     Section 11.7   Interest on Overdue Sums ..............
     Section 11.8   Costs and Expenses ...................

SECTION 12 - Mortgages                                      32
     Section 12.1   Rights of Mortgage Holders ............
     Section 12.2   Lease Subordinate......................

SECTION 13 - Miscellaneous Provisions                       34
     Section 13.1   Notices from One Party to the Other ...
     Section 13.2   Lease Not to be Recorded;..............
                    Notice of Lease .......................
     Section 13.3   Bind and Inure; Limitation of..........
                    Landlord's Liability ..................
     Section 13.4   Acts of God ...........................
     Section 13.5   Landlord's Default ....................
     Section 13.6   Brokerage .............................
     Section 13.7   Miscellaneous .........................
     Section 13.8   Security Deposit ......................
     Section 13.9   Park Common Expenses...................
     Section 13.10  Leasehold Parking Area.................
     Section 13.11  Hazardous Materials....................
     Section 13.12  Landlord's Holdover Contribution.......



                           LEASE


                         SECTION 1

                      Reference Data


Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

Date of this Lease: As of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the Lease)

Premises:           That portion (shown as outlined on Exhibit A
               attached hereto) of the Building on the Lot known as Lot 8A and to be numbered 175 Crossing Boulevard in Framingham, Massachusetts, consisting of approximately 35,000 rentable square feet on the first, second and third floors of the Building.

Landlord:           NDNE 9/90 Corporate Center LLC or assignee

Address of Landlord: c/o National Development of New England
                    2310 Washington Street
                    Newton Lower Falls, Massachusetts 02162

Tenant:             Aquila Biopharmaceuticals, Inc.

Address of Tenant:  365 Plantation Street
                    Worcester, Massachusetts  01605

Landlord's Construction Representative:   Mark L. Paris

Tenant's Construction Representative:     Thomas H. Kelly


Additional Rent: Any sum or payment designated under this Lease as constituting "Additional Rent" including, without limitation, payments by Tenant on account of (i) Operating Cost Escalation under Section 5, (ii) Real Estate Tax Escalation under Section 6 and (iii) Park Common Expenses under Section 13.9.

Affiliate: Any corporation or business entity controlled by, controlling or under common control with Tenant. For this purpose, "control" shall mean direct or indirect beneficial ownership of 50% or more of the voting stock of, or a 50% or greater interest in the income of such corporation or other business entity or such other relationship as in fact constitutes actual control.

Annual Base Operating Costs:   $ 495,600.00 ($4.13 x Total Number
of Rentable Square Feet in the Building) (which excludes any costs and expenses associated with cleaning services in the Premises which shall be provided by Tenant at Tenant's sole cost and expense).

Annual Base Real Estate Taxes:  $ 300,000.00 ($2.50 x Total
Number of Rentable Square Feet in the Building)

Annual Fixed Rent (includes Annual Base Operating Costs and
Annual Base Real Estate Taxes):

     Lease Years 1 - 4 inclusive:  $748,300.00 per annum
     Lease Years 5 - 8 inclusive:  $800,800.00 per annum
     Lease Years 9 - 12 inclusive: $853,300.00 per annum


As used above, the term "Year" or "Lease Year" shall mean the one year period ending on the first anniversary of the Term
Commencement Date and each period of like duration thereafter.

Annual Rent: Annual Fixed Rent, Additional Rent and any other charge payable in accordance with the terms and provisions of this Lease.

Anticipated Term Commencement Date:  July 1, 1998.

Base Building: The building erected or to be erected on the Lot by Landlord in accordance with Exhibit D attached hereto at such time as Landlord substantially completes "Landlord's Building
Construction Work", as defined in Section 3.2.

Broker:  Fallon, Hines & O'Connor, Inc.

Building: The building erected or to be erected on the Lot by Landlord and all alterations and additions thereto and replacements thereof as described in Exhibit D.

Business Day:  All days except Sundays and legal holidays.

Business Hours: 7:00 a.m. to 6:00 p.m. on all Business Days except Saturdays and Sundays from 8:00 a.m. to 1:00 p.m.

Commencement Date:  As defined in Section 3.1.

Enclosed Building: When the building has reached a state of construction such that it is enclosed (sufficient to prevent water damage from the weather) and has temporary electrical power so as to provide Tenant with access to commence Tenant's Work on Tenant's Access Date.

Escrow Agreement: That certain Escrow Agreement dated as of even date herewith by and among Landlord, Tenant and Chicago Title
Insurance Company.

Escrow Release Date: That certain date on which all of the "Release Conditions" (as said term is defined in the Escrow
Agreement) are completely satisfied and the Lease is released from escrow in accordance with the Escrow Agreement.

Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control. Force Majeure does not include those things that Landlord can cure by the payment of money.

Force Majeure Date: The last day of the period of time commencing on the Outside Date and terminating at the end of the Force Majeure Period.

Force Majeure Extension: The aggregate period of time not to exceed sixty (60) days attributable to delays caused by Force
Majeure which shall only be applicable to Landlord's Holdover
Contribution in Section 13.12 of this Lease.

Force Majeure Period: The aggregate period of time attributable to delays caused by Force Majeure, but in no event to exceed in the aggregate six (6) months.

Ground Lease: The Indenture of Lease dated as of August 15, 1980, between the Inhabitants of The Town of Framingham (the "Town"), as landlord, and The First National Bank of Boston ((the "Bank of Boston"), as tenant, notice of which is recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 14036, Page 282 (the "Original Ground Lease"). The interest of the Bank of Boston as tenant under the Original Ground Lease was assigned to 9/90 Crossing Associates Limited Partnership ("9/90") pursuant to that certain Lease Assignment dated as of July 29, 1987, and recorded with the Registry in Book 18428, Page 050. The interest of "9/90" as tenant under the Original Ground Lease was further assigned by "9/90" to Rose Holding, Inc. ("Rose") pursuant to that certain Lease Assignment dated as of June 10, 1994, recorded with the Registry in Book 24620, Page 48. The Original Ground Lease was amended by Amendment to Lease dated the ______ day of August, 1996 by and between the Town and Rose. All references herein to the Original Ground Lease shall mean the Original Ground Lease as so assigned and amended. The interest of Rose as tenant under the Ground Lease and under the Original Ground Lease insofar as it relates to Lot B-1 was assigned to NDNE 9/90 Crossing Limited Liability Company (the "LLC")by Assignment and Assumption of Lease and Collateral Agreement with respect to a Portion of the Leasehold Premises dated September 30, 1996 from Rose to the LLC (the "First Rose Assignment"). The interest of Rose as tenant under the Ground Lease and under the Original Ground Lease insofar as it relates to the Leasehold Parking Area will be assigned to the Landlord hereunder by Assignment and Assumption of Leasehold Interest with respect to a Portion of the Leasehold Premises from Rose to Landlord (the "Second Rose Assignment"). The Original Ground Lease was affected by that certain Consent to Assignment, Estoppel Certificate and Agreement of Landlord Respecting Ground Lease and Landfill Agreement dated October 7, 1996 and recorded in the Registry in Book 26738, Page 303. All references in this Lease to the Ground Lease shall mean the Original Ground Lease, as amended from time to time, as assigned to the LLC by the First Rose Assignment, as assigned to Landlord by the Second Rose Assignment and any future amendments and any future assignments and, for purposes hereof, the premises thereunder shall be deemed to include only the Leasehold Parking Area.

Landfill Lot:  The lot or parcel of land on which the Leasehold
Parking Area is located as more particularly set forth in Exhibit
I attached hereto.

Landlord's Holdover Contribution: The difference between the monthly base rent Tenant will be paying under "Tenant's Existing Lease" (as hereinafter defined) on the Anticipated Term Commencement Date and (ii) the monthly rent that Tenant would be paying under this Lease based on an annual base rent of $14.75 per square foot multiplied by the Premises' Square Footage; provided, however, in no event shall the Landlord's Holdover Contribution exceed $42,500.00 per month.

Leasehold Parking Area: The areas designated as the Leasehold Parking Area on Exhibit C attached hereto and any alteration or replacement (with any such replacement being in close proximity to the Building) thereof designated by Landlord in writing to Tenant.

Lot or Lots: The lot or parcel of land on which the Building is or will be located as more particularly set forth in Exhibit B attached hereto.

Lot's Allocable Share:  As defined in Section 13.9.

Measurement Method:  The Modified New York BOMA Measurement
Method 1980, Reaffirmed 1989.

Outside Date: The date which is twelve (12) months from the date that the Town of Framingham issues a permit for construction of the Building, including a foundation permit.

Park: The term "Park" shall mean the land described in Exhibits A-1 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as "9/90 Crossing".

Park Common Expenses:  As defined in Section 13.9.

Park Common Property:  As defined in Section 13.9.

Park Covenants:  The Covenants, Restrictions, Development
Standards and Easements, attached hereto as Exhibit L together with any amendments thereto as are permitted thereunder.

Permitted Uses:   General Office, Research and Development and
Manufacturing.

Premises' Square Footage: Approximately 35,000 rentable square feet (to be confirmed by Landlord and Tenant) as determined by the Measurement Method, except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior wall, (ii) measurements to common areas, halls, etc. will be to the center line of the partition, (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area, and (iv) any vertical penetrations dedicated solely to Tenant's use (i.e. in excess of vertical penetrations required to service a standard office building) shall be included in usable areas provided, however, any vertical penetrations located on the upper two floors of the Building and related to the Premises shall not be included in the calculation of rentable square footage. After Tenant delivers to Landlord the Tenant's Plans and Specifications, Landlord and Tenant shall remeasure the Premises. If the Premises' Square Footage increases or decreases based upon the measurement referred to in the preceding sentence, then Landlord and Tenant shall enter into an amendment to this Lease for the purpose of restating the rentable square feet of the Premises, the Annual Fixed Rent, the Premises' Square Footage, the Tenant's Proportionate Share and attaching Exhibit A
- Plan of Premises and Exhibit J - Plan of First Offer Space.

Property:  The Building (including the Premises), the Lot and the
Leasehold Parking Area.

Public Liability Insurance Limit:

Bodily Injury            Combined single limit of
and Property Damage      $2,000,000, or greater amount as
                         reasonably required by Landlord
                         from time to time.

Reciprocal Easement  Agreement: As defined in Section 5.1.

Rentable Square Feet in the Building: Approximately 120,000 rentable square feet as determined by using the Measurement Method, except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior walls, (ii) measurements to common areas, halls, etc. will be to the center line of the partition and (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area.

Security Deposit:   $750,000.00 (subject to the terms and
provisions of Section 13.8 hereof).

Tenant's Access Date:  A date which is the later of (i) March 1,
1998 or (ii) the date on which Landlord allows Tenant to access the Enclosed Building for purposes of commencing Tenant's Work.

Tenant's Existing Lease:  A lease between Cambridge Bioscience
Corp. and Worcester Business Development Corporation dated
January 1, 1987, as amended.

Tenant's Chemicals: The list of chemicals more particularly identified as Tenant's Chemicals in Exhibit O attached hereto, as the same may be modified, amended and updated from time to time.

Tenant's Plan Delivery Date: A date which is the later of (a) thirty (30) days after the date of this Lease or (b) the date on which Tenant delivers to Landlord the Tenant's Plans and Specifications.

Tenant's Proportionate Share:   Twenty Nine and Seventeen
Hundredths (29.17%) Percent.

Tenant's Removable Property: All articles of personal property and all business fixtures, machinery, equipment and furniture owned or installed by Tenant and more particularly described as Tenant's
Removable Property in Exhibit H attached hereto shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease provided that Tenant, at its sole cost and expense, shall repair any damage to the Building caused by such removal.

Tenant's Subleasing Profit: The first $5.00 per square foot of any rent, income or profit derived from any sublease of any portion of the Premises subleased by Tenant in accordance with the provisions of Section 9.13 of this Lease in excess of the Annual Fixed Rent ("Tenant's Base Subleasing Profit") plus fifty (50%) percent of any rent, income or profit derived from any such sublease in excess of Tenant's Base Subleasing Profit.

Tenant's Work:  As defined in Section 3.4.

Title Exceptions: The matters set forth on Exhibit M attached hereto and any other rights, easements, encumbrances (excluding any mortgage with the exception of any mortgage contemplated in
Section 12 of this Lease provided that Tenant receives a non-disturbance agreement in accordance with Section 12.2 of this Lease) and reservations which shall not materially interfere with Tenant's rights under this Lease.

Yield Up Equipment: All of the equipment installed by Tenant and more particularly described as Yield Up Equipment in Exhibit N attached hereto shall remain the property of Landlord at the expiration of the Term or earlier termination of this Lease.

Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

     Exhibit A:  Plan of Premises
     Exhibit B:  Lot
     Exhibit C:  Leasehold Parking Area
     Exhibit D:  Building Construction Work
     Exhibit E:  Tenant's Plans and Specifications
     Exhibit F:  Rules and Regulations
     Exhibit G:  Option to Extend, Right of First Offer
     Exhibit H:  Tenant's Removable Property
     Exhibit I:  Landfill Lot
     Exhibit J:  Plan of First Offer Space
     Exhibit K:  Cleaning Specifications
     Exhibit L:  Park Covenants (Reciprocal Easement Agreement)
     Exhibit M:  Title Exceptions
     Exhibit N:  Yield Up Equipment
     Exhibit O:  Tenant's Chemicals

                         SECTION 2

                     Premises and Term


     Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord subject to the Title Exceptions and subject to the terms and provisions of this Lease.

     Section 2.2. Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and ending on the close of the day immediately preceding the twelfth anniversary of the Commencement
Date (the "Term") unless sooner terminated as hereinafter provided.

     Section 2.3. Appurtenant Rights and Reservations.

     (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to the rules and regulations from time to time established by Landlord pursuant to this Lease and to the right of Landlord to reasonably designate and change from time to time areas and facilities so to be used provided such changes do not materially affect Tenant's access to or use of the Premises. Tenant and its employees shall also have the non-exclusive right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide. Subject to the Title Exceptions and subject to the terms and provisions of this Lease, Landlord shall provide Tenant with the non-exclusive right to use, in common with others entitled thereto, that certain number of parking spaces on the Leasehold Parking Area equal to four (4) spaces per each 1,000 square feet of the Premises' Square Footage.

     (b) Excepted and excluded from the Premises are exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, mechanical, freight elevator vestibules and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common with other parts of the Building, but included in the Premises are all entry doors to the Premises and all special installations of Tenant, such as interior stairs, special flues and special air conditioning facilities. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use:
(a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, shafts, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better and (c) to maintain, repair, alter and replace (with any such replacement being in close proximity to the Building) the Leasehold Parking Area and the parking spaces located thereon. Landlord reserves the exclusive use of all fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises which serve exclusively or in common other parts of the Building.

     (c) Notwithstanding anything to the contrary contained in this Lease, the Premises shall be measured using the Measurement Method, except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior wall, (ii) measurements to common areas, halls, etc. will be to the center line of the partition, (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area, and
(iv) any vertical penetrations dedicated solely to Tenant's use (i.e. in excess of vertical penetrations required to service a standard office building) shall be included in usable areas provided, however, any vertical penetrations located on the upper two floors of the Building and related to the Premises shall not be included in the calculation of rentable square footage.

                         SECTION 3

              Commencement Date; Improvements


     Section 3.1 Commencement Date. The Commencement Date shall be that date on which (a) the Base Building is substantially complete provided that the Town of Framingham has issued a Temporary Certificate of Occupancy for the Base Building and Landlord has completed each item of Landlord's Building Construction Work in accordance with Exhibit D (irrespective of whether Tenant has completed Tenant's Work or the Town of Framingham has issued a Certificate of Occupancy relating to the Premises) and (b) one hundred twenty (120) days have elapsed since Tenant's Access Date (unless Tenant commences occupancy of any portion of the Premises for the Permitted Uses prior to the expiration of said one hundred twenty (120) day period, then the date that Tenant commences occupancy shall be the applicable date under this clause (b)). If Tenant commences occupancy of any portion of the Premises prior to the expiration of the one hundred and twenty (120) day period referred to in the preceding sentence, then Tenant shall commence paying Annual Rent for that portion of the Premises in which Tenant takes occupancy; provided, however, upon the expiration of said one hundred and twenty (120) day period, Tenant shall commence paying Annual Rent for the entire Premises. Each of the parties hereto agrees to, upon demand of the other, execute a declaration expressing the Commencement Date as soon as the Commencement Date has been determined.

     Section 3.2   Construction of Building.

     (a) Landlord, at its expense, shall diligently construct the Building substantially in accordance with Exhibit D (as the same may be amended in connection with the permit approval process for the Premises provided that no such amendment affecting the Premises shall be made without the approval of Tenant, which approval shall not be unreasonably withheld or delayed) (the "Landlord's Building Construction Work") and all laws, codes, ordinances and other applicable governmental requirements. Landlord's Building Construction Work shall be done in a good and workmanlike manner using first quality materials and shall be accomplished in accordance with the plans and specifications set forth in Exhibit D. Tenant shall respond promptly to all communications from Landlord and shall cooperate with Landlord throughout the construction process. Notwithstanding anything contained in Exhibit D to the contrary, in no event shall Landlord be obligated to perform (or pay for the cost of) the moving or installation of any of Tenant's equipment. Tenant shall pay to Landlord, within ten (10) days of billing therefor, any costs of construction resulting from changes in Exhibit D requested in writing by Tenant, it being understood that such costs shall be equal to the aggregate of (a) the "Cost of the Work", as defined in American Institute of Architects Document A111 (1987 Edition), and (b) Landlord's contractor's overhead and profit in the total amount equal to eight percent (8%) of such cost.

     (b) Landlord represents, but does not warrant, that on the Commencement Date, the Building will be constructed in a good and workmanlike manner free from material defects and in compliance with all federal, state and local laws, ordinances, rules, regulations, orders and permits, including zoning and subdivision relating to the Building and the Premises and with any restriction, covenant or agreement contained in the Title Exceptions. To the best of Landlord's knowledge, no provision contained in any Title Exception interferes with the existing or contemplated use of the Premises.

     (c) Landlord shall procure all necessary permits before undertaking Landlord's Building Construction Work; do all of such work in a good and workmanlike manner, employing materials of first quality and complying with all governmental requirements. Landlord shall cause contractors employed by Landlord to carry Workmen's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance covering such contractors on or about the Building.

     Section 3.3  Tenant Improvements; Tenant's Plans and
Specifications.

     (a) All work, construction and improvements to be performed in or for the Premises in order to prepare same for use and occupancy by Tenant set forth in Exhibit E attached hereto shall be provided and installed by Tenant at Tenant's sole cost and expense. Prior to commencement of any work by Tenant, Tenant shall deliver to Landlord on the Tenant's Plan Delivery Date a detailed floor plan layout together with construction drawings, working drawings and written instructions and specifications (herein called "Tenant's Plans and Specifications") in accordance with and containing at least the information detailed in Exhibit E and reflecting the alterations, work partitions and improvements desired to be performed and installed by Tenant in the Premises. Landlord agrees to cooperate with Tenant in the production of those portions of Tenant's Plans and Specifications constituting the working drawings and written instructions. Landlord shall not be responsible for any cost in connection with preparing Tenant's Plans and Specifications.

     Section 3.4  Tenant's Work.

     (a) Landlord's approval, which approval shall not be unreasonably withheld or delayed, of Tenant's Plans and Specifications shall, in no event, be deemed to create any obligation on the part of Landlord to do any work or make any installations in or about the Premises or to authorize Tenant to make any further additions, improvements or alterations to the Premises.

     (b) Tenant shall perform, at its sole cost and expense, all of the work (the "Tenant's Work") shown on Tenant's Plans and Specifications substantially in accordance with Tenant's Plans and Specifications. Any changes to Tenant's Plans and Specifications (or any variations in Tenant's Work from the Tenant's Plans and Specifications) shall be subject to the approval of Landlord which approval will not be unreasonably withheld or delayed. Any Tenant Plan provided to Landlord for approval under the provisions of this Lease shall be deemed approved unless Landlord shall, within ten (10) days of the submission of said plan, notify Tenant of the disapproval of such plan and the reason(s) for such disapproval. This Subsection (b) and Section 9.4 shall apply before and during the Term of this Lease. All of the Tenant's Work and all alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord in the Building and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and shall be performed by Tenant's general contractor, which contractor and all subcontractors shall be named on a written list submitted to Landlord and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld or delayed and any such approval shall be deemed given unless Landlord shall within five (5) Business Days of Landlord's receipt of Tenant's submission of the name of such contractor or subcontractor notify Tenant of Landlord's disapproval of such party and the reasons for such disapproval. Tenant shall have the right to use any contractor or subcontractor appearing on the list submitted to and approved by Landlord. Tenant acknowledges and agrees that Cranshaw Construction shall have the right to bid on all of Tenant's Work, including, without limitation, the installation of the roof top HVAC system. Tenant hereby assumes all responsibility in connection with Tenant's Work. Tenant shall be responsible for any labor difficulties or delays in Tenant's Work and the Commencement Date will not be delayed as a result of delays in work. Tenant, before its work is started, shall: secure all licenses, approvals and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a $2,000,000.00 combined single limit (all such insurance to be written in companies approved by Landlord, which approval will not be unreasonably withheld or delayed, and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material, including, without limitation, evidence of bonding over said liens with performance, payment and lien bonds in favor of Landlord and Tenant. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     (c) Prior to commencing occupancy, Tenant shall, at its sole expense, procure a Certificate of Occupancy for its Premises and any other permit or approval required by the Town of Framingham or the Commonwealth of Massachusetts for its use and occupancy of the Premises and shall deliver copies thereof to Landlord. Entry by Tenant or its agents or contractors for the purpose of performing Tenant's Work and/or decorations and/or for installation of equipment and furnishings in the Premises shall be permitted by Landlord during normal business hours on Business Days. Commencing on Tenant's Access Date, Tenant shall have such access as is reasonably necessary to allow Tenant to perform Tenant's Work. Tenant, from and after the date of such entry, shall be bound prior to the Commencement Date by the provisions contained in this Lease (except the obligation to pay Annual Rent, Operating Cost Escalations and Real Estate Tax Escalations) notwithstanding that such entry and Tenant's Work will occur prior to the Commencement Date of this Lease. In no event shall the Commencement Date of this Lease be delayed by reason of Tenant's failure to complete the work described in Tenant's Plans and Specifications prior to the Commencement Date as it is defined in Section 3.1 hereof unless such failure is the result of Landlord's failure to fulfill its obligations hereunder. All deliveries of equipment, furnishings, fixtures and construction materials and equipment (collectively, "Work Materials") to (and all removals of such Work Materials from) the Premises in connection with Tenant's Work shall be performed in a manner so as to minimize harm to the Building and interference with other tenants of the Property. Tenant shall take such protective measures as Landlord may require in order to protect the Building or any part thereof from injury or damage due to, or in connection with, Tenant's Work. Tenant shall not store any materials or equipment on any sidewalks or streets adjacent to the Building caused by Tenant's Work. Tenant shall remove all debris, trash and construction rubbish from the Premises and the Building. Tenant shall keep all areas of the Building and all sidewalk and street areas adjacent to the Building free of trash and debris from Tenant's Work and shall, upon completion of its work, clean all areas of the Building, sidewalks and streets affected thereby. Tenant shall not damage, deface or injure the Building or any part thereof in connection with the Tenant's Work and shall promptly reimburse Landlord for the cost of repairing and/or replacing any damage, defacement or injury to the Building caused by Tenant, its employees, workmen, contractors, subcontractors, materialmen and all other parties who are involved in performing all or any part of Tenant's Work. Tenant shall comply with all laws, orders, rules, regulations and demands of the Town of Framingham in loading and unloading and delivering and removing materials relating to Tenant's Work and Tenant's Removable Property to and from the Premises.

     Section 3.5 General Provisions Applicable To Tenant Work and Landlord Work.

     All construction work required or permitted by this Lease to be performed by either Landlord or Tenant shall be done in a good and workmanlike manner and in compliance with all applicable provisions of this Lease and all laws and lawful ordinances, regulations and orders of governmental authority and insurers of the Property, including, without limitation, the requirements of the Americans with Disabilities Act of 1990, as amended.

     Section 3.6  Performance Of Tenant's Work.

     (a) Landlord shall not unreasonably withhold its consent to the general contractor selected by Tenant and approved by Landlord ("Tenant's G.C.") performing Tenant's Work solely as an accommodation to Tenant. Tenant hereby acknowledges that Landlord is extremely concerned that the Tenant's Work be performed in a manner such as to minimize, to the maximum extent possible, interference with ongoing work in the Building being performed by Landlord, the use and enjoyment of other space in the Building by other tenants and the continued and uninterrupted operation of all structural, mechanical and electrical components of the Building. Tenant further acknowledges that Landlord is vitally interested in maintaining the high quality, character and standards of the Building as a First Class Office/Research and Development Building and that but for the Tenant's assurances given below, Landlord would not enter this Lease nor permit Tenant to perform Tenant's Work using Tenant's G.C. Accordingly, in order to provide Landlord with the assurances it requires in that regard and as a material inducement to the Landlord to enter into this Lease, Tenant hereby covenants and agrees with Landlord as follows:

In addition to and without limitation of any other term, covenant, provision or condition contained in this Lease regarding alterations and improvements to be performed by Tenant, the Tenant, for itself and for Tenant's G.C. hereby covenants and agrees with Landlord that Tenant, Tenant's G.C., and all of their agents, servants and employees shall comply with all directions, orders, instructions, rules, directives and regulations now or hereafter implemented or made by Landlord's Construction Representative, including, without limitation, compliance with any request or order by Landlord's Construction Representative to cease and desist from performing any part of Tenant's Work. Landlord's Construction Representative shall not act in an arbitrary or capricious manner in exercising its rights under this clause.

Landlord shall provide Tenant with specific guidelines relating to Tenant's Work and Tenant shall comply with such guidelines. All of Tenant's Work shall be coordinated with any work being performed by Landlord in the Building and in such a manner as to maintain harmonious labor relations and not damage the Property or interfere with the Building construction or operation or any other tenant or occupants of the Building. Tenant shall comply with the reasonable oral or written directions of the Landlord's Construction Representative with respect to the covenants of Tenant contained in the foregoing clause and if not corrected or completed to the reasonable satisfaction of the Landlord's Construction Representative within one hour after the giving of such notice then, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies afforded the Landlord pursuant to this Lease, to seek and obtain specific performance of such covenants by way of injunctive relief or other equitable remedy.

Tenant shall cause Tenant's G.C. to obtain and maintain (i) a payment and performance bond and (ii) a lien bond for the benefit of Landlord and Tenant in an amount which is equal to the costs of completing Tenant's Work. Tenant shall provide Landlord's Construction Representative with a copy of such bond and evidence of its effectiveness before commencing Tenant's Work.

     (b) Tenant's Indemnity with respect to Tenant's Work. To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save Landlord harmless from and against any and all loss, cost, penalties, liabilities, damages and claims arising from any act, omission or negligence of Tenant or Tenant's G.C. (unless Tenant's G.C. is Cranshaw Construction) or any contractors or workman employed by either of them ("Tenant's Subs") or their contractors, licensees, agents, servants or employees arising from the performance of Tenant's Work caused to any person or to the property of any person, the Building, or the Property. In addition, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, or damages incurred by Landlord as a result of any tenant or occupant of the building claiming that, as a result of Tenant's Work, the conduct of Tenant's G.C.(unless Tenant's G.C. is Cranshaw Construction), Tenant's Subs or Tenant's Construction Representative, such tenant's use and quiet enjoyment of the Building or its respective premises has been damaged or destroyed. This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, cost, penalties, liability, damage, claims of whatever nature asserted against the Landlord arising out of the use or occupancy or passage or travel over or upon, the Property by Tenant or by any person claiming by, through or under Tenant including, without limitation, Tenant's G.C. (unless Tenant's G.C. is Cranshaw Construction) and Tenant's Subs and their respective agents, employees, contractors and customers or arising out of any delivery to or service applied to the Premises or on account of or based on anything whatsoever done in the Property unless caused by the negligence or willful misconduct of Landlord or its servants or agents. The indemnity contained in this Section 3.6(b) shall (i) include indemnity against all cost, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel approved by the Landlord and (ii) survive expiration or earlier termination of this Lease. In no event shall Landlord be entitled to any indemnity for consequential damages.

     Section 3.7  Delays.

     (a) On November 1, 1997, Landlord intends to have satisfied all the Release Conditions contained in the Escrow Agreement, including, without limitation, the condition relating to the "Permits", as said term is defined in the Escrow Agreement. If, on December 15, 1997, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right (i) to terminate this Lease by written notice to Landlord within three (3) Business Days of December 15, 1997 or (ii) take thirty
(30) days to evaluate its situation and, on January 15, 1998, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 15, 1998. Any failure of Tenant to exercise its rights of termination within three (3) Business Days of December 15, 1997 or January 15, 1998, as the case may be, shall constitute a waiver of such rights of termination on such dates. Notwithstanding anything to the contrary contained in this Lease, once Landlord commences construction by placement of forms for the foundation of the Building on the Lot and, subject to delays caused by Force Majeure, diligently pursues completion of the Base Building, then, except as otherwise expressly provided herein, Tenant shall have no right to terminate this Lease for delays associated with Landlord's completion of the Base Building unless Landlord fails to deliver the Base Building on the Outside Date or, if delays have been caused by Force Majeure, Landlord fails to deliver the Base Building on the Force Majeure Date. Landlord shall provide Tenant with written notice of any Force Majeure event promptly after the occurrence of such event and Landlord's best estimate of the delay caused by such event. If, on the Outside Date, Landlord fails to deliver the Base Building due to delays caused by reasons other than Force Majeure, then Tenant shall have the right to terminate this Lease by written notice to Landlord. Any failure of Tenant to exercise its right of termination within three (3) Business Days of the Outside Date shall constitute a waiver of such right of termination. If, prior to the Outside Date, Landlord anticipates that it will fail to deliver the Base Building on the Outside Date due to delays caused by Force Majeure, then Landlord shall notify Tenant within three (3) Business Days prior to the Outside Date of the reason(s) for such failure and Landlord's best estimate of the Force Majeure Date, and Landlord shall have an additional period equal to the Force Majeure Period in order to deliver the Base Building on the Force Majeure Date. If, on the Force Majeure Date, Landlord fails to deliver the Base Building, then Tenant shall have the right to terminate this Lease by written notice to Landlord. Any failure of Tenant to exercise its right of termination within three (3) Business Days of the Force Majeure Date shall constitute a waiver of such right of termination.

     (b) This Subsection (b) and Section 9.4 shall apply before and during the Term. All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for Tenant's Work and installation of furnishings, shall be performed by Landlord's general contractor or, at Landlord's election, by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance.
Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     Section 3.8. General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether performed by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations, codes and orders of any governmental authority. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects.

     Section 3.9. Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in
Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

     Section 3.10. Changes In Building or Lot. Landlord shall have the right, prior to or during construction of the Building, to redesign the Building and/or floors within the Building to the extent made necessary by field conditions, by requirement of any applicable law, by-law, ordinance or municipal authority or otherwise; provided, however, that no such redesign shall relieve Landlord of its obligation to deliver the Premises, or any portion thereof, in accordance with the foregoing provisions of this Section 3 of the Lease and further provided that no such redesign shall be made without the approval of Tenant, which approval shall not be unreasonably withheld or delayed. In the event any such redesign shall be implemented, Landlord shall keep Tenant fully advised as to the changes made to the floor plans attached hereto as Exhibit A and the parties shall enter promptly into an amendment to this Lease reflecting any increase or decrease in the area of the Premises, change in the Annual Rent and the like resulting from any such redesign. Landlord also reserves the right to change its layout, design and plans for the Lot and Leasehold Parking Area and for parking and roadways thereon at any time and to add to or reduce the size of the Lot and the Leasehold Parking Area; provided that no reduction in the size of the Lot may adversely affect the Building or the number of parking spaces made available to Tenant under this Lease or access ways serving the Building.

                         SECTION 4

                        Annual Rent


     Section 4.1. The Annual Rent. Except as otherwise provided in Section 3.1 of this Lease, commencing on the Commencement Date, Tenant shall pay the Annual Rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at that pro-rated rate payable in advance for such portion, and the Additional Rent in accordance with the terms and provisions of this Lease. Tenant shall pay a late charge equal to five (5%) percent of the amount of any Annual Rent payment or other charge which is not paid when due.

                         SECTION 5

                 Operating Cost Escalation


     Section 5.1. Operating Cost Escalation. Tenant shall pay to Landlord, as Additional Rent, Operating Cost Escalation (as defined below) on or before the 10th day following receipt by Tenant of Landlord's Operating Cost Statement (as defined below).

     As used herein, the term "Landlord's Operating Costs" shall
mean all of the following:   premiums for insurance; compensation
and all fringe benefits, worker's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning of the Property; water and sewer use charges for the Property; all common area utility charges not billed directly to tenants by Landlord or the utility; payments to contractors and management companies under service or management contracts (or other costs incurred directly by Landlord or its agents) for operating, managing, cleaning, maintaining and repairing the Property, including, without limitation, management fees, Building cleaning, window cleaning, pest extermination, trash removal, landscaping, snow removal and repair and maintenance to elevators, the common area HVAC, electric and plumbing systems and the parking area (which payments may be to affiliates of Landlord, provided the same are at reasonable rates), and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Property, or any of them, and properly chargeable against income; it being agreed that if Landlord shall install a new or replacement capital item for the purpose of complying with applicable laws or regulations or intended to reduce Landlord's Operating Costs, the annual amortization (reasonably determined by Landlord over the useful life of the asset) of the cost thereof, with interest thereon at an annual rate equal to two (2%) percent above the base rate (prime rate) of BankBoston (or any other Bank having offices in Boston, Massachusetts chosen by Landlord) from time to time, shall be included in Landlord's Operating Costs; all costs and expenses allocated to the Property under that certain "Declaration of Covenants, Restrictions, Development Standards and Easements" dated December 30, 1996 and recorded in the Middlesex South District Registry of Deeds in Book 26738, Page 245, as the same may be amended, restated, modified, changed, supplemented or substituted from time to time (the "Reciprocal Easement Agreement"), including, without limitation, all costs and expenses of operating, maintaining, lighting, plowing and repairing the Leasehold Parking Area, shall be included in Landlord's Operating Costs.

     Within sixty (60) days of the end of each calendar year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Operating Cost Statement") in reasonable detail and according to usual accounting practices, certified by Landlord, and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs (as defined below), excluding the interest and amortization on mortgages for the Building and Lot, the cost of special services rendered to tenants (including Tenant) for which a special charge is made, real estate taxes on the Building and Lot (including installments and interest on assessments for public betterments or public improvements and expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year) and any costs relating to remediation of any hazardous materials on the Lot and the Leasehold Parking Area in connection with closure of the landfill on the Landfill Lot.

     If, during the Term of this Lease, Landlord shall incur capital expenses in connection with repairs to the roof, foundation or structure of the Building directly related to any equipment installed and used by Tenant in the Building, there shall be included in the amount of the annual amortization (determined by Landlord) of the cost thereof, with interest thereon, at an annual rate equal to two (2%) percent above the base rate (prime rate) of BankBoston (or any other bank having offices in Boston, Massachusetts chosen by Landlord) from time to time in effect at the time of making such capital repairs (less insurance proceeds or other proceeds, if any, collected by Landlord by reason of damage to, or destruction of, any capital items so repaired.

     If Annual Base Operating Costs exceed Landlord's Operating Costs for any Lease Year during the Term as evidenced by Landlord's Operating Cost Statement, then Landlord shall credit Tenant the amount equal to the product of: (i) Tenant's Proportionate Share times (ii) the excess of the Annual Base Operating Costs over the Landlord's Operating Costs for the applicable Lease Year as evidenced by Landlord's Operating Cost Statement for the applicable Lease Year, against the next payment(s) of Annual Fixed Rent (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord).

     "Operating Cost Escalation" shall be equal to Tenant's
Proportionate Share of the excess, if any, of:

     (a) Landlord's Operating Costs for each calendar year as indicated by Landlord's Operating Cost Statement; over

     (b) The Annual Base Operating Costs.

     Operating Cost Escalations shall be apportioned for any calendar year in which the Lease Term commences or ends. Notwithstanding any other provision of this Section 5.1, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant's last payment to Landlord under this Section 5.1 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Operating Cost Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Operating Cost Statement. Tenant shall have the right, at Tenant's expense to audit Landlord's Operating Cost Statement within ninety (90) days after Landlord provides Tenant with said statement provided, however, that in no event shall Tenant have the right to conduct more than one such audit in any calendar year.

     Section 5.2. Estimated Operating Cost Escalation
Payments. If, with respect to any calendar year or fraction thereof during the Term, Landlord reasonably estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as Additional Rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Operating Cost Escalation for the respective calendar year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Operating Cost Statement is delivered to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a calendar year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof (which notice shall be accompanied by appropriate documentation supporting such adjustment), the adjusted estimated monthly escalation payment.

                         SECTION 6

                Real Estate Tax Escalation.


     Section 6.1. Real Estate Tax Escalation. Tenant shall pay to
Landlord, as Additional Rent, Real Estate Tax Escalation (as defined below) on or before the thirtieth (30th) day following billing therefor by Landlord.

     As used herein, the term "Real Estate Taxes" shall mean all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the Term hereof and imposed or levied upon or assessed against the Property. Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be included as real estate taxes hereunder, provided, however, that Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and the Lot were the only property of Landlord. The term "real estate taxes" shall also mean all real estate taxes and assessments (or any substitute therefor) which are allocated to the Property under the Reciprocal Easement Agreement.

     "Real Estate Tax Escalation" shall be equal to Tenant's
Proportionate Share of the excess, if any, of:

     (a) Real Estate Taxes for the applicable tax fiscal year occurring during the Term; over

     (b) the Annual Base Real Estate Taxes.

     Notwithstanding any other provision of this Section 6.1, if the Term expires or is terminated as of a date other than the last date of a tax fiscal year, then for such fraction of a tax fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 6.1 shall be made to reflect that only a portion of such tax fiscal year falls within the Term of this Lease and shall be made within 10 days after Landlord bills Tenant therefor.

     Section 6.2. Estimated Real Estate Escalation Payments. If, with respect to any tax fiscal year or fraction thereof during the Term, Landlord reasonably estimates that Tenant shall be obligated to pay Real Estate Tax Escalation, Tenant shall pay, as Additional Rent, on the first day of each month of such tax fiscal year and each ensuing tax fiscal year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Real Estate Tax Escalation for the respective tax fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's delivery of the tax bills for such period to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a tax fiscal year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted estimated monthly escalation payment.

     Section 6.3. Assessment of Property. If Annual Base Real Estate Taxes exceed the Real Estate Taxes assessed against the Property for any fiscal year (the "Actual Annual Taxes"), then Landlord shall credit Tenant the amount equal to the product of:
(i) Tenant's Proportionate Share times (ii) the excess of the Annual Base Real Estate Taxes over the Actual Annual Taxes for the applicable fiscal year, against the next payment(s) of Annual Fixed Rent (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord).

                         SECTION 7

                         Insurance


     Section 7.1. Tenant's Insurance. Tenant shall, as additional rent, maintain throughout the Term the following insurance:

          (a) Commercial general liability insurance for any injury to person or property occurring on the Premises, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the Term, shall be for such higher limits as are reasonably required by Landlord; and

          (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises; and

          (c) Environmental liability insurance for any release or threat of release of "Hazardous Materials" (as said term is defined in Section 13.11 hereof) occurring on the Property as a result of Tenant's use and operation of the Premises, naming as insureds, Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent and Landlord's mortgagee, as Landlord shall designate from time to time, in such amounts as are reasonably required by Landlord, but in no event less than
(1) $1,000,000 per claim for Pollution Legal Liability Select Coverage and (ii) $2,000,000 in the aggregate for bodily injury, property damage and clean up costs. Tenant acknowledges and agrees that if Landlord is required to obtain any special environmental insurance as a result of Tenant's use and occupancy of the Property, then Tenant shall pay for any insurance premiums related thereto which insurance premiums shall be included in Landlord's Operating Costs.

     Section 7.2. Requirements Applicable to Insurance
Policies. All policies for insurance required under the provisions of Section 7.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

     Section 7.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                         SECTION 8

                   Landlord's Covenants


     Section 8.1. Quiet Enjoyment. Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

     Section 8.2. Maintenance and Repair. Subject to the provisions of Section 10, Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all standard plumbing, electrical, mechanical, heating, ventilating and air conditioning systems installed by Landlord (but excluding all special systems installed by Tenant or by Landlord at Tenant's request) in good condition and shall maintain and clean the common areas of the Building and the Lot, the cost of which shall be included in Landlord's Operating Costs.

     Section 8.3. Electricity, Water and Gas.   Electricity,
water and gas to the Premises shall be separately metered or check metered and all utility charges for lights and plugs, water and gas serving the Premises shall be billed directly to, and paid by, Tenant. If in Landlord's reasonable judgment, Tenant's use of electricity, water and gas in excess of normal office usage shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be, Tenant shall upon demand reimburse Landlord for all additional costs related thereto. Landlord, at Tenant's expense, shall replace and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Premises. All such replacements shall be of a type, color and size as shall be designated by Landlord. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements.

     Section 8.4. HVAC. All charges for any air conditioning, heating and ventilation systems servicing the Premises shall be billed directly to, and paid by Tenant, except for any portion of the Premises occupied by Tenant where Landlord provides the air conditioning, heating and ventilation services. Tenant shall pay for any charges, costs and expenses associated with the use, repair, maintenance and replacement of any air conditioning, heating and ventilation system servicing the Premises. Landlord shall, on Business Days and generally during Business Hours furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for common areas of the Building, and Tenant shall pay Tenant's Proportionate Share of any costs and expenses associated with such services. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air-conditioning system, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

     Section 8.5. Cleaning. With respect to the common areas of the Building, Landlord shall provide nightly cleaning services as more particularly described in Exhibit K attached hereto for said portions of the Building (Mondays through Fridays only) commensurate with industry standards for office buildings comparable to the Building located in Framingham, Massachusetts.

     Section 8.6. Interruptions.

     (a) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized by this Lease or for repairing the Premises or any portion of the Building or Lot or Leasehold Parking Area. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other obligation to be performed on Landlord's part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), (ii) such Service Interruption occurs or continues as a result of an involuntary interruption, stoppage or suspension of Essential Services by Landlord or as the result of any circumstance which is subject to the control of Landlord,
(iii) such Service Interruption continues for more than forty five (45) consecutive calendar days after Landlord shall have received notice thereof from Tenant, (which notice shall specifically refer to the provisions of this paragraph) and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Annual Fixed Rent for each day during which such Service Interruption continues provided, further, that if any part of the Premises is reasonably useable for Tenant's operations or if Tenant conducts all or any part of its operations in the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Annual Fixed Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations. The rights granted under this paragraph shall be personal to the original Tenant and shall terminate upon any assignment of the Lease or any subletting of all or any portion of the Premises outstanding at any one time. For purposes hereof, the term "Essential Services" shall mean the following services, to the extent that Landlord has agreed to provide any of them to Tenant pursuant to this Lease: elevator service, heating, air-conditioning, water and electricity. Any abatement of Annual Fixed Rent under this paragraph shall apply only with respect to Annual Fixed Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied.

     Section 8.7.  Representations.

     (a) To the best of Landlord's knowledge, Landlord represents, but does not warrant, that: (i) it has good clear record and marketable title to the Lot, free and clear of all encumbrances or obligations affecting the Lot other than the Title Exceptions and any other rights, easements, encumbrances and reservations which shall not materially interfere with Tenant's rights under the Lease. To the best of Landlord's knowledge, there is no pending or threatened condemnation or eminent domain proceeding with respect to the Lot. To the best of Landlord's knowledge, the Lot is legally subdivided and consists of a separate tax lot so that it will be assessed separate and apart from any other property. To the best of Landlord's knowledge, there are no suits, notices or proceedings pending, or to the best of Landlord's knowledge, threatened by any persons or government agencies before any court, governmental agency or instrumentality administrative or otherwise which would have an affect on Landlord's title to the Lot.

     (b) Landlord is the assignee of Tenant's interest under the Ground Lease, and, to the best of Landlord's knowledge, Landlord's interest is free and clear of any liens or encumbrances, except for the Title Exceptions and any other rights, easements, encumbrances and reservations which shall not materially interfere with Tenant's rights under the Lease. To the best of Landlord's knowledge, true, correct and complete copies of the Ground Lease and all amendments, modifications and supplemental agreements thereto have previously been delivered to Landlord. To the best of Landlord's knowledge, the Ground Lease is in full force and affect and is binding and enforceable against each of the parties thereto in accordance with its terms and has not been modified or amended since the date of delivery to Tenant. To the best of Landlord's knowledge, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in the Ground Lease, nor has there occurred any events which with the passage of time, giving of notice or both would constitute such a breach or material default.
Landlord shall perform and observe all of the terms, covenants and conditions required to be performed by Landlord as tenant under the Ground Lease.

     Section 8.8. Estoppel Certificates. Landlord shall at any time and from time to time upon not less than ten (10) days' prior notice by Tenant to Landlord, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best of Landlord's knowledge, Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so specifying each such default of which the Landlord may have knowledge.

                         SECTION 9

                    Tenant's Covenants


     Section 9.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

     Section 9.2. Repair and Maintenance. Except as otherwise provided in Sections 8 and 10, Tenant shall keep the Premises, including all plumbing, electrical, heating, air conditioning and other systems therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises.

     Section 9.3. Compliance with Law and Insurance Requirements. Tenant shall comply with all laws, rules, regulations, codes and ordinances including, without limitation, OSHA, NIH and FDA regulations, in its use and occupancy of the Property. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not release, dump, flush, or in any way introduce any "Hazardous Materials" (as said term is defined in Section 13.11 hereof) into the septic, sewage or other waste disposal system serving the Premises, or generate, store, transfer or dispose of Hazardous Materials in or on the Premises or dispose of Hazardous Materials from the Premises to any other location except in compliance with "Environmental Laws" (as said term is defined in Section 13.11 hereof). Tenant shall notify Landlord of any incident which would require the filing of a notice under the Environmental Laws.

     Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any Hazardous Materials maintained on the Premises by Tenant.

     Landlord shall have the right to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section and if any of such inspections reveals contamination by Hazardous Materials of the Property as a result of Tenant's operations or actions or the actions of Tenant's agents, contractors or employees, Tenant shall reimburse Landlord for the cost of performing (or contracting for) such inspections.

     Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Property, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Property which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

     Section 9.4. Tenant's Alterations. Landlord and Tenant agree that this Section 9.4 shall apply to any future installations, alterations, additions or improvements in or to the Premises occurring after the construction of Tenant's Work in accordance with Section 3.4 hereof. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such work so consented to by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord which approval shall not be unreasonably withheld or delayed. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Property and to discharge any such liens which may so attach within five (5) calendar days and, at the request of Landlord, to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material, including, without limitation, evidence of bonding over said liens with performance, payment and lien bonds in favor of Landlord and Tenant; Landlord and Tenant agree that payment and performance bonds shall only be necessary for any work for which the total contract sum exceeds $100,000.00. Tenant shall employ for such work only contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive general liability insurance covering such contractors, and naming Landlord and Tenant as additional insureds, on or about the Premises in amounts at least equal to the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

     Section 9.5. Indemnity. Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from
(a) injury to or death of any person, or damage to or loss of property, occurring in the Premises unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any wrongful act or other misconduct of Tenant or its agents, general contractor (unless Tenant's G.C. is Cranshaw Construction), contractors, subcontractors, licensees, sublessees or invitees. The indemnity contained in this Section 9.5 shall survive any expiration or earlier termination of this Lease. In no event shall Landlord be entitled to any indemnity for consequential damages.

     Section 9.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice (except that in emergencies no notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last nine (9) months of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

     Section 9.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

     Section 9.8. Yield Up. At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of Tenant's Removable Property and repair all damage caused by such removal including, without limitation, any repairs to the roof of the Building required as a result of such removal and yield up (i) the Premises (broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease) and (ii) the Yield Up Equipment. Any of Tenant's Removable Property, not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this
Section 9.8.

     Section 9.9. Estoppel Certificate. Upon not less than five
(5) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 9.9 may be relied upon by any prospective purchaser or mortgagee of the Building.

     Section 9.10. Landlord's Expenses Re Consents.
Intentionally Omitted.

     Section 9.11. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit F attached hereto and such additional reasonable rules and regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Property.

     Section 9.12. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the Term without Landlord's express consent, Tenant shall pay Landlord rent at double the monthly rate specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay
Landlord for all damages, excluding consequential damages, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the Term of this Lease.

     Section 9.13. Assignment and Subletting.

     (a) Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part without Landlord's consent which will not be unreasonably withheld or delayed. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to any of the following parties (collectively called the "Related Occupants"): a subsidiary wholly-owned by Tenant or to a controlling corporation, the stock of which is wholly-owned by the stockholders of Tenant, to any Affiliate of Tenant, to any purchaser of all or substantially all of Tenant's business or to any successor of Tenant by merger or consolidation provided, however, that any such Affiliate, purchaser or successor shall have a net worth not less than that of Tenant immediately prior to such merger, consolidation or purchase. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assignee agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. Notwithstanding anything to the contrary contained herein, Landlord shall be entitled to collect
(i) one hundred (100%) percent of any profit related to any assignment in connection with this Lease and (ii) fifty (50%) percent of any rent, income or profit derived from any sublease of any portion of the Premises in excess of Tenant's Base Subleasing Profit.

     (b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to any such assignment, subletting or occupancy, at any time and from time to time collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach of Section 8.1 (a), or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting nor shall any such consent release, diminish or impair Tenant's continuing primary liability for performance of this Lease. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect the Permitted Uses.

     (c) In connection with any request by Tenant for Landlord's consent to a sublease as required under Section 9.13(a), Tenant shall first submit to Landlord in writing: (i) the name of the proposed subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed subletting is to be made. Upon receipt from Tenant of such requested information if Tenant is proposing a sublease of the entire Premises, Landlord shall have an option (the "Take Back Option") to be exercised in writing within thirty (30) days after its receipt from Tenant of such requested information, to cancel or terminate this Lease, as of the date set forth in Landlord's notice of exercise of the Take Back Option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice. In the event Landlord shall exercise the Take Back Option, Tenant shall surrender possession of the entire Premises, on the date set forth in such notice in accordance with the provisions of this Lease relating to the surrender of the Premises at the expiration of the Term. If Landlord exercises the Take Back Option, Landlord shall pay to Tenant the unamortized value of the tenant improvements located within the Premises. Notwithstanding anything to the contrary contained herein, Landlord's Take Back Option is applicable only if Tenant's request for Landlord's consent to a sublease involves a sublease of the entire Premises.

     Section 9.14. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                        SECTION 10

                    Casualty or Taking


     Section 10.1. Termination. In the event that greater than twenty-five (25) percent of the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that the Premises shall be destroyed or damaged by fire or casualty (a "Casualty") and if it will require in excess of 120 days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty days after the casualty. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

     Section 10.2. Restoration. In the event of a Taking or a Casualty, unless Landlord or Tenant shall exercise an election to terminate provided in Section 10.1, this Lease shall continue in force and a just proportion of the Annual Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, but not in excess of an equitable portion of the net proceeds of any rental insurance recovered by Landlord, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to Section 10.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     Section 10.3. Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord except Tenant shall be entitled to claim relocation costs and a claim for the value of its improvements to the Premises provided that Tenant's claim does not diminish Landlord's claim or award.
                        SECTION 11

                          Default


     Section 11.1. Events of Default.

     If: (a) Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for ten (10) days after notice from Landlord designating such default;

          (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such' correction to completion;

          (c) if any assignment for the benefit of creditors shall be made by Tenant;

          (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

          (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged or bonded over, as the case may be, within ten (10) days thereafter;

          (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect;
or

          (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may, with notice to Tenant, sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     Section 11.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the present value of the excess of the total rent reserved for the residue of the Term over the fair market rental value (computed using a discount rate of eight (8%) percent) of the Premises for the residue of the Term. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord acknowledges and agrees to use reasonable efforts to relet the Premises provided, however, that any failure of Landlord to relet the Premises shall not constitute a default hereunder.

     Section 11.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

     Section 11.4. Landlord's Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

     Section 11.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of any Annual Rent hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

     Section 11.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other sum then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     Section 11.7. Interest on Overdue Sums. If Tenant fails to pay Annual Fixed Rent, Additional Rent or other sums payable by Tenant to Landlord within ten (10) days of the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to four percent (4%) in excess of the base rate (prime rate) of BankBoston from time to time in effect commencing with the eleventh (11th) day after the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

     Section 11.8. Cost and Expenses: All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default of Tenant shall be paid by Tenant.

                        SECTION 12

                         Mortgages


     Section 12.1. Rights of Mortgage Holders. No Annual Fixed Rent, Additional Rent or any other charge which is paid more than one month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee, provided however, that the foregoing clause shall not apply to the Security Deposit and any mortgagee shall be governed by the terms and conditions of this Lease with respect to same.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered. Notwithstanding the foregoing, such "reasonable period of time" shall not extend beyond thirty (30) days unless Landlord or such holder has commenced and diligently pursues to completion the remedy of such act or omission within said thirty (30) day period. The provisions contained in this paragraph shall not affect any of Tenant's rights to terminate this Lease under Section 3.7 of this Lease.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

     Section 12.2. Lease Subordinate. At Landlord's election, this Lease, and all rights of Tenant hereunder, shall be subject and subordinate to all mortgages and/or ground leases which may now or hereafter affect the Property whether or not such mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and leases and all consolidations of such mortgages, provided that, with respect to any such mortgage or lease hereafter placed on the Property, Landlord shall deliver to Tenant an agreement, in form and substance reasonably acceptable to such holder or lessor and Tenant, by such holder or lessor to the effect that, subject to qualifications of the type set forth in the second sentence of paragraph (b) hereof, all of Tenant's rights hereunder shall be recognized by such holder or lessor. Such subordination shall be automatic and without need for any additional action or documentation. Without derogating from the foregoing, in confirmation of such subordination, and subject to the foregoing condition, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the holder of any such mortgage or the lessor under any such lease or any of their respective successors in interest may reasonably request to evidence such subordination. Landlord agrees to request the holder of the existing mortgage on the Property to deliver an agreement, in form and substance acceptable to such holder, by such holder to the effect that, subject to the qualifications of the type set forth in the second sentence of paragraph (b) hereof, that such holder recognizes all of Tenant's rights hereunder provided that Tenant is not in default (beyond any applicable notice and grace period) of any of the terms, provisions, covenants, agreements and conditions to be observed, performed and complied with by Tenant under this Lease. Any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee"; and any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor".

          (b) If any Superior Mortgagee or Superior Lessor or the nominee or designee of any Superior Mortgagee or Superior Lessor shall succeed the rights of Landlord (for the purposes of this paragraph (b), the "Preceding Landlord") under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then Tenant shall attorn to and recognize such party (herein called "Successor Landlord") so succeeding to the Preceding Landlord's rights as Tenant's landlord under this Lease and, upon such Successor Landlord's request, Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment provided that such Successor Landlord gives Tenant a written agreement to accept Tenant's attornment and recognizes Tenant's rights under this Lease (subject to the qualifications) hereinafter set forth). Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of the Preceding Landlord under this Lease,
(b) responsible for any monies owing by or on deposit with the Preceding Landlord to the credit of Tenant (except for the Security Deposit to the extent that such Security Deposit is actually received by and is in possession of the Successor Landlord, which shall include the delivery of the Letter under the provisions of Section 13.8 of this Lease), (c) subject to any counterclaim or bound by any modification of this Lease subsequent to such Superior Mortgage or Lease which was not approved in writing by the Superior Mortgagee or Superior Lessor, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month which was not approved in writing by the Superior Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property, (f) responsible for the performance of any work to be done by the Preceding Landlord under this Lease to render the Premises ready for occupancy by the Tenant, (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by through or under the Successor Landlord.

                        SECTION 13

                 Miscellaneous Provisions


     Section 13.1. Notices from One Party to the Other. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be delivered in hand, sent by registered or certified mail, return receipt requested, postage prepaid or sent by an overnight express courier service which provides evidence of delivery or attempted delivery;

          If intended for Landlord, delivered or addressed to Landlord at the Original Address of Landlord (or to such other address as may from time to time hereafter be designated by Landlord by like notice).

          If intended for Tenant, delivered or addressed to Tenant at the Original Address of Tenant until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

          All such notices shall be effective when delivered or tendered for delivery at the address to which the same were sent.

     Section 13.2. Lease Not to be Recorded; Notice of
Lease. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to both parties.

     Section 13.3. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Lot shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Lot. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Lot but not upon other assets of Landlord. No individual, member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its members, partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     Section 13.4. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     Section 13.5. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder. The provisions contained in this paragraph shall not affect any of Tenant's rights to terminate this Lease under Section 3.7 of this Lease.

     Section 13.6. Brokerage. Landlord shall pay a brokerage commission to Fallon, Hines & O'Connor, Inc. for the brokerage services rendered in connection with this Lease. Tenant and Landlord warrant and represent to the other that neither has had any dealings with any broker or agent in connection with this Lease other than Fallon, Hines & O'Connor, Inc. Tenant and Landlord agree to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges which may be asserted against the other as a result of the other's breach of this warranty.

     Section 13.7. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     Section 13.8. Security Deposit. In order to provide security against Tenant's default under Section 11.1(a) of the Lease (a "Monetary Default"), Tenant shall furnish Landlord on the Escrow Release Date with, and shall maintain in force and effect throughout the Term of this Lease, an irrevocable "clean" Letter of Credit which may provide for multiple draws, reductions and reinstatement of the stated amounts (hereinafter together with any renewal or substitution thereof in accordance with the provisions hereof referred to as "Letter") or cash ("Cash") in an amount equal to the "Applicable Amount" (as said term is hereinafter defined) from time to time required hereunder in the case of a Letter issued by Fleet Bank or a similar financial institution ("Issuer") in the greater Boston, Massachusetts area which is approved and accepted by Landlord (an "Approved Issuer"). Landlord shall deliver the Security Deposit to the holder of any first mortgage encumbering the Property and the Security Deposit will be held by the holder of any mortgage encumbering the Property for and during the Term and shall be returned to Tenant, within thirty (30) days after the expiration of the Term of this Lease provided there exists no Monetary Default. As used herein, the term "Applicable Amount" shall mean
(i) $750,000.00 beginning on the Escrow Release Date through the end of the 36th full calendar month immediately following the Commencement Date, (ii) provided that the "4th Lease Year Conditions" (as hereinafter defined are completely satisfied, $375,000.00 during months 37 through 72 of the Term, (iii) provided that the "7th Lease Year Conditions") (as hereinafter defined) are completely satisfied, $187,500.00 for the remainder of the Term of this Lease. As used herein, the term "4th Lease year Conditions" shall mean that at the commencement of the fourth (4th) lease year of the Term of this Lease, based on a review of either Tenant's most recent 10Q or 10K statements filed with the Security Exchange Commission, Tenant has $10,000,000.00 in unrestricted cash, cash equivalents and marketable securities on hand and a "Current Assets" to "Current Liabilities", as said terms are hereinafter defined, ratio of 2.0:1.0. The term "7th Lease Year Conditions" shall mean that at the commencement of the seventh (7th) lease year of the Term of this Lease, Tenant has $10,000,000.00 in unrestricted cash, cash equivalents and marketable securities on hand and a "Current Assets" to "Current Liabilities", as said terms are hereinafter defined, ratio of 2.0:1.0. As used herein, the term "Current Assets" shall mean: unrestricted cash, cash equivalents, marketable securities, accounts receivable, inventories, prepaid expenses and other current assets under generally accepted accounting practices. "Current Liabilities" shall mean: accounts payable, accrued royalties, accrued professional fees, accrued incentive compensation, accrued restructuring costs, current portion of deferred revenue, current maturities of long term debt and other accrued expenses under generally accepted accounting practices.

     Tenant shall have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any Monetary Default. If all or any part of the Security Deposit is applied to cure the Monetary Default, Tenant shall within ten (10) days from any request by Landlord restore the Security Deposit to the Applicable Amount, and notwithstanding the occurrence of a Monetary Default, Tenant shall not be deemed in default hereunder unless and until Tenant shall fail to restore the amount of the Security Deposit.

     The Security Deposit shall be delivered by Landlord to Landlord's successor in interest under the Lease and upon any such delivery and the acknowledgment of such successor that such successor holds the Security Deposit under the terms and conditions of the Lease, Tenant shall release Landlord herein named of any and all liability with respect to the Security Deposit, its application and return.

     The Letter shall be addressed to and for the benefit of the Landlord under this Lease from time to time and be in form and substance satisfactory to Landlord in its reasonable discretion. In the event of a Monetary Default by Tenant under this Lease, Landlord may draw upon an amount necessary to cure the Monetary Default upon certification by Landlord to the Issuer that Landlord is entitled to apply all or any part of the proceeds of the Letter to the extent required to cure the Monetary Default.

     In the event of any Monetary Default by Tenant under this Lease, Landlord shall provide Tenant with two (2) Business Days written notice prior to drawing down on the Letter. In the event of any Monetary Default by Tenant under this Lease, if Landlord applies any part of the proceeds of the Letter or the Cash to cure any default of Tenant, Tenant shall, upon demand, cause the Letter or the Cash to be replenished and reinstated to the extent of the amount so drawn upon and applied in order that Landlord shall, at all times, have the full Applicable Amount of the Letter or the Cash available for the purposes hereof during the Term of this Lease. The Letter shall, in each instance, and for each year of the Term of this Lease, be in effect and, at Tenant's sole cost and expense, be renewed by Tenant and decreased to the required Applicable Amount in no event later than sixty (60) days prior to its date of expiration. Tenant's failure to maintain the Letter in force and effect in the Applicable Amounts during the periods of time required hereunder shall, if such failure continues for more than ten (10) days after notice thereof from Landlord, constitute a default under this Lease. If, on or before the sixtieth (60th) day prior to the expiration date of a Letter, Tenant shall have failed to deliver to Landlord an original fully executed renewal or extension of the Letter (or a substitute letter of credit from an Approved Issuer), in each case, having a term of at least one year and such failure shall continue for more than ten (10) days after Landlord has given Tenant notice of such failure, Landlord, at its option, may, but shall not be required to without further notice to Tenant, draw down upon the Letter in its entirety in which event Landlord may, in addition to all other rights and remedies which it may have on account of such default, treat all sums drawn under such Letter as a Cash Security Deposit governed by and to be applied and/or retained by Landlord pursuant to the provisions of this paragraph. All references herein to the Letter shall also mean and include all renewals and replacements thereof and all modifications and extensions thereof. Any renewal, extension or substitution of a Letter shall be in form and substance satisfactory to Landlord, in its reasonable discretion, and shall be issued by an Approved Issuer. Landlord will not unreasonably delay or withhold approval of the form of any substitute Letter which is in the same form as that previously approved by Landlord. If the Property is sold and if the purchaser and seller together request in writing that Tenant obtain a modification to a Letter designating the purchaser as the "beneficiary" thereunder in substitution for the then named beneficiary, Tenant agrees to promptly obtain and deliver such amendment to such purchaser at purchaser's sole cost and expense. Tenant hereby agrees that all costs and expenses involved in obtaining and maintaining the Letters contemplated by this paragraph shall be borne solely and exclusively by Tenant. Notwithstanding anything to the contrary contained herein, if Tenant fails to remove Tenant's Removable Property as required hereunder at such time as Tenant surrenders and yields up its right and interest in the Premises, then Landlord shall have the right to draw down all or any portion of the Security Deposit necessary to cover the costs and expenses associated with the removal of Tenant's Removable Property.

     Section 13.9. Park Common Expenses.

     (a) Tenant shall pay to Landlord as Additional Rent monthly with each payment of Annual Fixed Rent an amount equal to one twelfth (1/12th) of the annual amount of the "Lot's Allocable Share" (as defined in Section 13.9(b))of the "Park Common Expenses" (as said term is hereinafter defined). As used herein, the term "Park Common Expenses" shall mean "Common Expenses" as said term is defined in the Park Covenants; provided, however, the term "Park Common Expenses" shall not include any costs relating to the remediation of any hazardous materials on the Lot and the Leasehold Parking Area in connection with closure of the landfill on the Landfill Lot. Landlord shall use diligent efforts to cause the owner of the Park Common Property to maintain and repair the Park Common Property insofar as it services the Premises in good operating condition and repair. As used herein, the term "Park Common Property" shall mean the "Infrastructure Easement Areas" and the "Common Land", as such terms are defined in the Park Covenants.

     (b) As used in this Lease, the term "Lot's Allocable Share" shall mean a percentage equal to that percentage which is attributable to the Premises under the Park Covenants in determining the Premises' share of Common Expenses under the Park
Covenants but in no event shall the Lot's Allocable Share ever exceed ten (10%) percent.

     (c) At the beginning of every calendar year and at the commencement of the Term, Landlord shall deliver to Tenant its good faith estimate of the expenses (i.e. the Park Common Expenses) referenced in this Section 13.9 for such year, and Tenant shall make monthly payments based on that amount. As soon as practicable after the end of each calendar year, Landlord shall render a statement (the "Park Common Expense Statement") showing for the preceding calendar year or fraction thereof, as the case may be, the actual annual expenses for such matters for such year or fraction, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord or credited to Tenant, as the case may be, on the next rent payment date. Upon request of Tenant made within ninety
(90) days after delivery of the Park Common Expense Statement, Tenant shall have the right to audit Landlord's books and records with respect to such Park Common Expense Statement. If such audit discloses an overstatement of Park Common Expenses of more than five (5%) percent, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for such audit. Landlord shall credit to Tenant the amount of any overpayment of Park Common Expenses by Tenant against subsequent obligations of Tenant with respect to Park Common Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord).

     Section 13.10. Leasehold Parking Area. It is expressly understood and agreed by and between Landlord and Tenant that this Lease, as to the Leasehold Parking Area, is a sublease and is subject and subordinate to the Ground Lease with respect to the Leasehold Parking Area and that no right, power or privilege granted to Tenant hereunder with respect to the Leasehold Parking Area may be exercised or enjoyed by Tenant and no term, covenant or condition of this Lease insofar as it relates to the Leasehold Parking Area benefiting Tenant shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Ground Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that all rights of Tenant in and to any eminent domain awards in any way related to the Leasehold Parking Area shall be, and is hereby expressly made, subject and subordinate to the rights of the Landlord under the Ground Lease. Landlord covenants and agrees that Landlord will not violate any of the terms, covenants or conditions of the Ground Lease. The cost of any and all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries in connection with the Ground Lease shall be included in the costs payable by Tenant as Additional Rent under this Lease. From and after the Term Commencement Date and to the maximum extent, this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless the Town of Framingham, as landlord under the Ground Lease (the "Ground Lease Landlord") from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, Tenant's contractors, licensees, agents, servants, employees or customers, or anyone claiming by, through or under Tenant so long as Tenant or any occupant claiming under Tenant is in occupancy or is using any part of the entire Leasehold Parking Area where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence on the part of Tenant or Tenant's contractors, licensees, agents, servants, employees or customers or anyone claming by, through or under Tenant. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs and expenses and liabilities incurred in or in connection with any claim or proceeding brought thereon and the defense thereof with counsel acceptable to the Ground Lease Landlord. To the maximum extent, this agreement may be made effective according to law, Tenant agrees to use and occupy the Leasehold Parking Area and any other part of the entire Leasehold Parking Area which the Tenant is permitted to use hereunder at Tenant's own risk and the Ground Lease Landlord shall have no responsibility or liable for any loss or damage to fixtures or other personal property of Tenant or any person claiming by, through or under Tenant.

     Section 13.11. Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises except in compliance with all laws, rules, regulations, ordinances and codes, including, without limitation, the Environmental Laws. Tenant shall not allow the generation, storage, use, disposal or transfer of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use, disposal and transfer of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for those certain chemicals used in the ordinary course of Tenant's business and more particularly identified on Exhibit O attached hereto. Tenant shall update the list of Tenant's Chemicals on an annual basis and/or as Landlord reasonably requests. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

     The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the Term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from its operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

     The Tenant shall indemnify, defend and save harmless the Landlord and its members, officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys' fees, consultants' fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, its members, officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors, invitees, or any other person acting under Tenant. The indemnities set forth in this Section shall survive expiration or termination of this Lease.

     In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Materials.

     As used herein, the term "Hazardous Materials" shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

     Section 13.12. Landlord's Holdover Contribution. If the Commencement Date should fail to occur on or before the Anticipated Term Commencement Date as such date may be extended by the Force Majeure Extension, then Landlord shall pay Landlord's Holdover Contribution to Tenant on the first day of each month in arrears commencing on the first day of the month next succeeding the Anticipated Term Commencement Date, as extended; provided, however, in no event shall Landlord have any obligation to pay any payment of Landlord's Holdover Contribution unless no default of Tenant shall have occurred and be continuing under this Lease. Landlord's obligation to continue to pay Landlord's Holdover Contribution to Tenant shall cease upon the earlier to occur of the Commencement Date or the date of any termination of this Lease.


     WITNESS the execution hereof under seal as of the day and year first above written.


     Landlord:                NDNE 9/90 CORPORATE CENTER LLC



                              By:  ________________________

                              Its: ________________________




     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.




                              By:  ________________________

                              Its: ________________________





NDNE0023/15
September 26, 1997

                           {A:\1STAMEN&.;1}-  -
                         FIRST AMENDMENT TO LEASE


     THIS AGREEMENT made as of this _____ day of _________________, 1997, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162 (the "Landlord") and AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, having an address at 365 Plantation Street, Worcester, Massachusetts 01605 (the "Tenant").


                           W I T N E S S E T H:


     WHEREAS, the Landlord and the Tenant entered into that certain Lease (the "Lease") dated as of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the Lease), which relates to space in the Building (as said term is defined in the Lease); and

     WHEREAS, the Landlord and the Tenant now wish to amend the Lease, all as more particularly hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

     1. Any capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to said terms in the Lease.

     2. The definition of "Business Hours" appearing on Page 2 of the Lease is hereby amended by deleting the word "Sundays" therefrom and, in replacement thereof, adding the words "on Saturdays" to the Lease.

     3. The following sentences appearing in Section 3.7(a) on Pages 13 and 14 of the Lease are hereby deleted in their entirety:

          "If, on December 15, 1997, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right (i) to terminate this Lease by written notice to Landlord within three (3) Business Days of December 15, 1997 or (ii) take thirty (30) days to evaluate its situation and, on January 15, 1998, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 15, 1998. Any failure of Tenant to exercise its rights of termination within three (3) Business Days of December 15, 1997 or January 15, 1998, as the case may be, shall constitute a waiver of such rights of termination on such dates."

          In replacement thereof, the following sentences are hereby added to the Lease:

          "If, on January 15, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 15, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of January 15, 1998 shall constitute a waiver of such right of termination."

     4. The following rule and regulation is hereby added to Exhibit F - Rules and Regulations attached to and made a part of the Lease:

          "33. Each tenant, at its sole cost and expense, shall submit an application for membership in the MetroWest Transportation Management Association and shall become a member of said Association; provided, however, Tenant's obligation is subject to Tenant's approval of (i) all costs and expenses associated with said application and membership and (ii) the organizational goals of said Association."

     5. Except as amended by this First Amendment to Lease, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

     6. This First Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease to be duly executed as of the day and year first above written.

     Landlord:                NDNE 9/90 CORPORATE CENTER LLC

                              By:  NDNE Properties, Inc.
                              Its: Manager


                              By:  _______________________________________

                              Its: _______________________________________


     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.


                              By:  _______________________________________

                              Its: _______________________________________
NDNE 23


                           {A:\2NDAMEN&.;1}-  -
                         SECOND AMENDMENT TO LEASE


     THIS AGREEMENT made as of this 14th day of January, 1998, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162 (the "Landlord") and AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, having an address at 365 Plantation Street, Worcester, Massachusetts 01605 (the "Tenant").


                           W I T N E S S E T H:


     WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the "Lease", as hereinafter defined), as amended by that certain First Amendment to Lease dated as of December 17, 1997 by and between the Landlord and the Tenant (the Lease as so amended is hereinafter called the "Lease"), which relates to space in the Building (as said term is defined in the Lease); and

     WHEREAS, the Landlord and the Tenant now wish to amend the Lease, all as more particularly hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

     1. Any capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to said terms in the Lease.

     2. The following sentences appearing in Section 3.7(a) on Pages 13 and 14 of the Lease are hereby deleted in their entirety:

          "If, on January 15, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 15, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of January 15, 1998 shall constitute a waiver of such right of termination."

          In replacement thereof, the following sentences are hereby added to the Lease:

          "If, on January 30, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 30, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of January 30, 1998 shall constitute a waiver of such right of termination."

     3. Except as amended by this Second Amendment to Lease, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

     4. This Second Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Lease to be duly executed as of the day and year first above written.

     Landlord:                NDNE 9/90 CORPORATE CENTER LLC

                              By:  NDNE Properties, Inc.
                              Its: Manager


                              By:  _______________________________________

                              Its: _______________________________________


     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.


                              By:  _______________________________________

                              Its: _______________________________________
NDNE 23


                           {A:\3RDAMEN&.;1}-  -
                         THIRD AMENDMENT TO LEASE


     THIS AGREEMENT made as of this 3rd day of February, 1998, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162 (the "Landlord") and AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, having an address at 365 Plantation Street, Worcester, Massachusetts 01605 (the "Tenant").


                           W I T N E S S E T H:

     WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the Lease), as amended by that certain First Amendment to Lease dated December 17, 1997 by and between the Landlord and the Tenant, and as further amended by that certain Second Agreement to Lease dated as of January 14, 1998 by and between the Landlord and the Tenant (the Lease as so amended is hereinafter called the "Lease") which relates to space in the Building (as said term is defined in the Lease); and

     WHEREAS, the Landlord and the Tenant now wish to amend the Lease, all as more particularly hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

1. Any capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to said terms in the Lease.

2. The following sentences appearing in Section 3.7(a) on Pages 13 and 14 of the Lease are hereby deleted in their entirety:

          "If, on January 30, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of January 30, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of January 30, 1998 shall constitute a waiver of such right of termination."

          In replacement thereof, the following sentences are hereby added to the Lease:

          "If, on February 27, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of February 27, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of February 27, 1998 shall constitute a waiver of such right of termination."

3. Except as amended by this Third Amendment to Lease, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

4. This Third Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease to be duly executed as of the day and year first above written.

     Landlord:                NDNE 9/90 CORPORATE CENTER LLC

                              By:  NDNE Properties, Inc.
                              Its: Manager


                              By:  _______________________________________

                              Its: _______________________________________


     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.


                              By:  _______________________________________

                              Its: _______________________________________
NDNE 23


                           {A:\4THAMEN&.;1}-  -
                         FOURTH AMENDMENT TO LEASE


     THIS AGREEMENT made as of this ____ day of February, 1998, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162 (the "Landlord") and AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, having an address at 365 Plantation Street, Worcester, Massachusetts 01605 (the "Tenant").


                           W I T N E S S E T H:

     WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the Lease), as amended by that certain First Amendment to Lease dated December 17, 1997 by and between the Landlord and the Tenant, as further amended by that certain Second Amendment to Lease dated as of January 14, 1998 by and between the Landlord and the Tenant, and as further amended by that certain Third Amendment to Lease dated as of February 3, 1998 by and between the Landlord and the Tenant (the Lease as so amended is hereinafter called the "Lease") which relates to space in the Building (as said term is defined in the Lease); and

     WHEREAS, the Landlord and the Tenant now wish to amend the Lease, all as more particularly hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

1. Any capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to said terms in the Lease.

2. The definition of "Premises" appearing on Page 1 of the Lease is hereby amended by deleting the number "35,000" appearing in the fourth line of said definition and, in replacement thereof, adding the number "41,020" to the Lease.

3. The definition of "Annual Fixed Rent" appearing on Page 2 of the Lease is hereby deleted in its entirety and, in replacement thereof, the following definition is hereby added to the Lease:

"Annual Fixed Rent (includes Annual Base Operating Costs and Annual Base Real Estate Taxes):

     Lease Years 1 - 4 inclusive:  $877,007.60 per annum
     Lease Years 5 - 8 inclusive:  $938,537.60 per annum
     Lease Years 9 - 12 inclusive: $1,000,067.60 per annum"

4. The definition of "Premises' Square Footage" appearing on Page 4 of the Lease is hereby amended by deleting the number "35,000" appearing in the first line of said definition and, in replacement thereof, adding the number "41,020" to the Lease.

5. The definition of "Premises' Square Footage" appearing on Page 5 of the Lease is hereby amended by deleting in their entirety, the following sentences appearing as the last two sentences of said definition:

     "After Tenant delivers to Landlord the Tenant's Plans and Specifications, Landlord and Tenant shall remeasure the Premises. If the Premises' Square Footage increases or decreases based upon the measurement referred to in the preceding sentence, then Landlord and Tenant shall enter into an amendment to this Lease for the purpose of restating the rentable square feet of the Premises, the Annual Fixed Rent, the Premises' Square Footage, the Tenant's Proportionate Share and attaching Exhibit A - Plan of Premises and Exhibit J - Plan of First Offer Space."

6. The definition of "Rentable Square Feet in the Building" is hereby amended by deleting the number "120,000" appearing in the first line of said definition and, in replacement thereof, adding the number "116,452" to the Lease.

7. The definition of "Tenant's Proportionate Share" appearing on Page 5 of the Lease is hereby amended by deleting the words and figures "Twenty Nine and Seventeen Hundredths (29.17%) Percent" from said definition and, in replacement thereof, adding the words and figures "Thirty Five and Twenty Two Hundredths (35.22%) Percent" to the Lease.

8. The following sentences appearing in Section 3.7(a) on Pages 13 and 14 of the Lease are hereby deleted in their entirety:

          "If, on February 27, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of February 27, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of February 27, 1998 shall constitute a waiver of such right of termination."

          In replacement thereof, the following sentences are hereby added to the Lease:

          "If, on March 15, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of March 15, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of March 15, 1998 shall constitute a waiver of such right of termination."

9. The following exhibits attached to this Fourth Amendment to Lease are hereby added to the Lease as if originally attached to the Lease at the time of the execution and delivery thereof:

          Exhibit A - Plan of Premises
          Exhibit J - Plan of First Offer Space

10. Tenant acknowledges and agrees that, as of the date hereof, Landlord has yet to approve Exhibit E - Tenant's Plans and Specifications and following Landlord's approval of said exhibit, Landlord shall attach said exhibit to the Lease.

11. Except as amended by this Fourth Amendment to Lease, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

12. This Fourth Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Lease to be duly executed as of the day and year first above written.

     Landlord:                NDNE 9/90 CORPORATE CENTER LLC

                              By:  NDNE Properties, Inc.
                              Its: Manager


                              By:  _______________________________________

                              Its: _______________________________________


     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.


                              By:  _______________________________________

                              Its: _______________________________________
NDNE 234A

                           {A:\5THAMEN&.;1}-  -
                         FIFTH AMENDMENT TO LEASE


     THIS AGREEMENT made as of this 13th day of March, 1998, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development of New England, 2310 Washington Street, Newton Lower Falls, Massachusetts 02162 (the "Landlord") and AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, having an address at 365 Plantation Street, Worcester, Massachusetts 01605 (the "Tenant").


                           W I T N E S S E T H:

     WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of September 19, 1997 with an effective date as of the "Escrow Release Date" (as said term is defined in the Lease), as amended by that certain First Amendment to Lease dated December 17, 1997 by and between the Landlord and the Tenant, as further amended by that certain Second Amendment to Lease dated as of January 14, 1998 by and between the Landlord and the Tenant, as further amended by that certain Third Amendment to Lease dated as of February 3, 1998 by and between the Landlord and the Tenant and as further amended by that certain Fourth Amendment to Lease dated as of February 27, 1998 by and between the Landlord and the Tenant (the Lease as so amended is hereinafter called the "Lease") which relates to space in the Building (as said term is defined in the Lease); and

     WHEREAS, the Landlord and the Tenant now wish to amend the Lease, all as more particularly hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

1. The following sentences appearing in Section 3.7(a) on Pages 13 and 14 of the Lease are hereby deleted in their entirety:

          "If, on March 15, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of March 15, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of March 15, 1998 shall constitute a waiver of such right of termination."

          In replacement thereof, the following sentences are hereby added to the Lease:

          "If, on March 31, 1998, all of the Release Conditions are not completely satisfied or Landlord has not commenced construction by placement of forms for the foundation of the Building on the Lot, then, at Tenant's election, Tenant shall have the right to terminate this Lease by written notice to Landlord within three (3) Business Days of March 31, 1998. Any failure of Tenant to exercise its right of termination within three (3) Business Days of March 31, 1998 shall constitute a waiver of such right of termination."

2. Except as amended by this Fifth Amendment to Lease, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

3. This Fifth Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Lease to be duly executed as of the day and year first above written.

     Landlord:                NDNE 9/90 CORPORATE CENTER LLC

                              By:  NDNE 9/90, Inc.
                              Its: Manager


                              By:  _______________________________________

                              Its: _______________________________________


     Tenant:                  AQUILA BIOPHARMACEUTICALS, INC.


                              By:  _______________________________________

                              Its: _______________________________________
NDNE 23